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                                                                    EXHIBIT 23.B

(NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO)


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into this Amendment No. 3 to the Registration Statement on Form S-3 of GulfTerra Energy Partners, L.P. of our reserve report dated as of December 31, 2001, which is included in the Annual Report on Form 10-K of GulfTerra Energy Partners, L.P. for the year ended December 31, 2003. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ C. H. (Scott) Rees III
                                           -------------------------------------
                                           C. H. (Scott) Rees III
                                           President and Chief Operating Officer


Dallas, Texas
June 2, 2004